UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

JACO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

New York	000-05896	11-1978958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 273-5500

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

On November 7, 2008, Jaco Electronics, Inc. (the “Registrant”) announced that it has entered into an Asset Purchase Agreement (the “Purchase Agreement”) with WPG Americas, Inc. (“WPG Americas”). The Purchase Agreement provides for the purchase by WPG Americas of certain assets used in the Registrant’s business of distributing passive and active electronic components and supporting technology products and services. The assets to be sold include, without limitation, certain inventory, machinery and equipment, furniture and fixtures, contracts, and fixed assets. The purchase price for the assets will be determined prior to the closing and is subject to a post-closing adjustment based on the value of the assets at closing.

The Purchase Agreement contains customary representations, warranties, covenants and conditions to closing. Subject to certain conditions, the Purchase Agreement may be terminated by either the Registrant or WPG Americas if the transactions contemplated therein have not been completed by December 1, 2008. There can be no assurance that the transactions contemplated by the Purchase Agreement will be completed.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

ITEM 8.01. Other Events.

On November 7, 2008, the Registrant announced that it had entered into the Purchase Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference in its entirety.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1 Exhibit 99.1	Asset Purchase Agreement between Jaco Electronics, Inc. and WPG Americas, Inc. dated as of November 7, 2008.* Press release dated November 7, 2008

*           All schedules and exhibits to this Exhibit have been omitted in accordance withRegulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copyof all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2008	Jaco Electronics, Inc.

	By:	/s/ Jeffrey D. Gash
Name: Jeffrey D. Gash
Title: Executive Vice President